EXHIBIT 99.1

GENIUS PRODUCTS, INC. ANNOUNCES DATE OF FIRST QUARTER EARNINGS CONFERENCE CALL AND EXTENSION OF TIME TO FILE FORM 10-Q

SANTA MONICA, Calif. - May 16, 2007 -- Genius Products, Inc. announced today that it filed a notice of extension with the Securities and Exchange Commission on Form 12b-25 to extend the time to file its Form 10-Q for the quarter ended March 31, 2007. The Company also announced that it will release its first quarter results for the three months ended March 31, 2007.

The Company’s executives will host an investor conference call to discuss the results on May 21st at 2:00pm, Pacific Time (5:00p.m. Eastern Time). Investors are invited to listen to Genius Products' conference call by dialing 866.270.6057 and using the passcode 39279206. International callers can dial 617.213.8891 and enter the same passcode. There will also be a simultaneous webcast available at www.geniusproducts.com. A replay of the call will be available until June 4th and can be accessed by dialing 888-286-8010 from the U.S., or 617-801-6888 for international callers, and using the 27666823. A replay webcast will also be available at www.geniusproducts.com.

About Genius Products
Genius Products, Inc. (OTCBB:GNPI - News), along with The Weinstein Company Holdings LLC, together owns Genius Products, LLC, a leading independent home-entertainment distribution company that produces, licenses and distributes a valuable library of motion pictures, television programming, family, lifestyle and trend entertainment on DVD and other emerging platforms through its expansive network of retailers throughout the U.S. Genius handles the distribution, marketing and sales for such brands as Asia Extreme(TM), Discovery Kids(TM), Dragon Dynasty(TM), Dimension Films(TM), ESPN®, IFC®, RHI Entertainment(TM), Sesame Workshop®, The Weinstein Company® and WWE®. Genius Products, Inc. is the managing member of Genius Products, LLC.

Contact:
GNPI—Investor Relations
John Mills / Anne Rakunas, 310-954-1100

GNPI-- Media Relations
Alecia Pulman, 203-682-8200